UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15 (D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):

JUNE 27, 2005

MAGELLAN HEALTH SERVICES, INC.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-6639	58-1076937
(State or Other Jurisdiction	(Commission File	(IRS Employer
of Incorporation)	Number)	Identification No.)

16 MUNSON ROAD
FARMINGTON, CONNECTICUT		06032
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (860) 507-1900

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 – ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT.

On June 29, 2005, Magellan Health Services, Inc., (the “Company”) announced that it has named Eric Reimer to the new position of chief growth officer.  Mr. Reimer previously served as senior vice president for Magellan’s Health Plan West business unit, pursuant to the terms of an Employment Agreement entered into as of December 17, 2003, as amended on December 17, 2003, between the Company and Mr. Reimer.  Prior to joining Magellan, Reimer was senior vice president of corporate development for the specialty products division of CIGNA Health Services.  In that role, he was responsible for developing growth strategies for all of CIGNA’s specialty health divisions, including behavioral health, pharmacy, medical management and disease management.  Mr. Reimer’s health care experience also includes employment as Managing Director and Co-Founder of Internet Healthcare Group, an early stage healthcare technology venture fund.

Under an Amendment to the Employment Agreement entered into as of June 27, 2005 between the Company and Mr. Reimer, he was named to the position of chief growth officer.  Under this Amendment, Mr. Reimer’s current annual base salary is $275,000 subject to annual discretionary increases, if any, as determined at least annually, by the Board of Directors or a committee of the Board. Mr. Reimer is eligible for an annual target bonus of up to 50% of his base salary in accordance with the Company’s Short-Term Incentive Plan. The Company also agreed that Mr. Reimer will receive options pursuant to the Company’s existing stock option plan to purchase 7,500 shares, and an award of 1,000 restricted shares of the Company’s Ordinary Common Stock vesting in four equal annual installments.  Additionally, Mr. Reimer is eligible for an annual discretionary contribution through the Company’s Supplemental Accumulation Plan at a level of 9% of his current annual base salary.

Copies of the Employment Agreement entered into as of December 17, 2003, the Amendment to the Employment Agreement entered into as of December 17, 2003 and the Amendment to the Employment Agreement entered into as of June 27, 2005 are attached as Exhibits hereto.

ITEM 5.02 – DEPARTURE OF DIRECTORS OR PRINCIPAL OFFICERS; ELECTIONS OF DIRECTORS; APPOINTMENT OF PRINCIPAL OFFICERS.

On June 29, 2005, Magellan Health Services, Inc., announced that it has named Eric Reimer to the new position of chief growth officer.  In this role, Mr. Reimer will be responsible for strategy, sales, marketing, mergers and acquisitions, public relations and business development communications, and government relations.  Mr. Reimer most recently served as senior vice president for Magellan’s Health Plan West business unit.  There was no arrangement or understanding between Mr. Reimer and any other persons pursuant to which Mr. Reimer was selected as a principal officer and there are no related party transactions between Mr. Reimer and the Company.

A copy of the press release is attached as Exhibit 99.4 hereto.

ITEM 9.01 – FINANCIAL STATEMENTS AND EXHIBITS.

(C) Exhibits

Exhibit Number	Description

99.1	Employment Agreement, entered into as of December 17, 2003, by and between the Company and Eric Reimer

99.2	Amendment to the Employment Agreement, entered into as of December 17, 2003, by and between the Company and Eric Reimer

99.3	Amendment to the Employment Agreement, entered into as of June 27, 2005, by and between the Company and Eric Reimer

99.4	Press Release of Magellan Health Services, Inc. dated June 29, 2005.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MAGELLAN HEALTH SERVICES, INC.

	By:	/s/ Mark S. Demilio
Name: Mark S. Demilio
		Title:	Executive Vice President and Chief Financial Officer

Dated: June 30, 2005

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End of Filing